UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 17, 2021

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by ProPetro Holding Corp. (the “Company”) on a Current Report on Form 8-K on April 5, 2021, Samuel D. Sledge was appointed as President of the Company, effective April 5, 2021. Although no modifications were made to Mr. Sledge’s compensation at the time of his appointment, Mr. Sledge’s compensation was reviewed by the Compensation Committee of the Company’s board of directors (the “Committee”) at the Committee’s next regularly scheduled meeting, which occurred on May 17, 2021. As a result of Mr. Sledge’s appointment as President of the Company, on May 17, 2021, the Committee increased his annualized base salary from $425,000 to $475,000, effective as of April 5, 2021, and increased his target annual bonus under the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan for 2021 from 75% to 100% of his annualized base salary. The Committee also designated Mr. Sledge as a “Tier 2 Executive” instead of a “Tier 3 Executive” under the ProPetro Services, Inc. Second Amended and Restated Executive Severance Plan (the “Severance Plan”). Mr. Sledge entered into a participation agreement documenting his designation as a “Tier 2 Executive” under the Severance Plan on May 19, 2021.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference, and Mr. Sledge’s participation agreement thereunder, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2021. At the Annual Meeting, the Company’s stockholders elected each of the Company’s eight director nominees to serve until the Company’s 2022 Annual Meeting of Stockholders. Further, the Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2021 proxy statement. The Company’s stockholders also approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 - Election of Directors.

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Phillip A. Gobe	86,251,294	6,771,314	3,050,841
Spencer D. Armour III	65,417,560	27,605,048	3,050,841
Mark S. Berg	88,046,285	4,976,323	3,050,841
Anthony J. Best	88,067,144	4,955,464	3,050,841
Michele V. Choka	86,186,537	6,836,071	3,050,841
Alan E. Douglas	73,371,560	19,651,048	3,050,841
G. Larry Lawrence	92,790,807	231,801	3,050,841
Jack B. Moore	70,456,169	22,566,439	3,050,841

Proposal 2 - Approve, on a non-binding, advisory basis, the Company’s named executive officers’ compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
88,973,206	4,027,229	22,173	3,050,841

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

FOR	AGAINST	ABSTAIN
95,407,396	658,951	7,102

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description of Exhibit
10.1	ProPetro Services, Inc. Second Amended and Restated Executive Severance Plan (incorporated by reference herein to Exhibit 10.4 to ProPetro Holding Corp.’s Current Report on Form 8-K, dated October 26, 2020).

10.2	Form of Participation Agreement pursuant to the ProPetro Services, Inc. Second Amended and Restated Executive Severance Plan (incorporated by reference to Exhibit 10.5 to ProPetro Holding Corp.’s Current Report on Form 8-K, dated October 26, 2020).

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: May 20, 2021	By:	/s/ Phillip A. Gobe
Phillip A. Gobe
Chief Executive Officer

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